UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

NUVALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40671	81-5112298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nuvalent, Inc.
One Broadway, 14th Floor, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

(857) 357-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On December 5, 2024, in accordance with the recommendation of the Nominating and Corporate Governance Committee (“NCG Committee”) of the Board of Directors (the “Board”) of Nuvalent, Inc. (the “Company”), the Board elected Grant Bogle as a member of the Board, effective immediately.

Mr. Bogle was elected to serve as a Class I director of the Board, until the Company’s 2025 annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. The Board has determined that Mr. Bogle is an “independent” director under the rules of Nasdaq.

Mr. Bogle will receive compensation for his service as a non-employee director in accordance with the Company’s non-employee director compensation policy, including an initial, one-time (i) stock option grant upon his election to purchase 4,851 shares of the Company’s Class A common stock at an exercise price equal to $93.73 per share, the closing price of the Company’s Class A common stock on the date of grant, which option shall vest in equal monthly installments over three years from the date of grant, and (ii) restricted stock unit grant upon his election for 3,200 shares of the Company’s Class A common stock, which restricted stock unit will vest in equal annual installments over three years from the date of grant, with vesting in each case subject to Mr. Bogle’s continued service. Mr. Bogle will also be entitled to receive annual cash retainers for his service as a director, plus additional cash compensation if appointed to a Board committee, and annual equity grants in accordance with the Company’s non-employee director compensation policy. The Company’s non-employee director compensation policy was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the U.S. Securities and Exchange Commission on May 9, 2024.

There are no arrangements or understandings between Mr. Bogle and any other persons pursuant to which he was elected as a director. Mr. Bogle does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Mr. Bogle and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Bogle will enter into the Company’s standard form of director indemnification agreement. The form of the director indemnification agreement was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on July 7, 2022.

Form of PSU Agreement

On December 5, 2024, the Board approved a new form of award agreement (the “Form of PSU Agreement”) for the grant of restricted stock units with performance-vesting under the Company’s 2021 Stock Option and Incentive Plan.

The above description of the Form of PSU Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of PSU Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Form of PSU Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvalent, Inc.

Date: December 9, 2024	By:	/s/ Deborah Miller
Deborah Miller, Ph.D.
Chief Legal Officer and Secretary